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                                                                    EXHIBIT 99.a


       ONEOK FINANCIAL NEWS



ONEOK, INC.               CONTACT:  WELDON WATSON, 918/588-7158
P. O. BOX 871
TULSA, OK 74102-0871       FOR IMMEDIATE RELEASE MARCH 18, 1999




                     BRUMMETT HOSPITALIZED FOLLOWING SURGERY


         TULSA--ONEOK, Inc. Chairman and CEO Larry Brummett is hospitalized in good condition following surgery yesterday. He is expected to remain in the hospital for another week, followed by several weeks of recovery at home.

         David Kyle, ONEOK's president and chief operating officer, will assume Brummett's responsibilities during his recovery.

         "Larry has shown tremendous courage and resilience over the course of the past year," Kyle said. "He has continued to provide strong leadership for this company at a time when he has also had to deal with the challenges posed by his illness. He has done both with remarkable energy and spirit."

         In a note to ONEOK employees, Brummett expressed his "complete confidence" in the company's management team during his absence.

         ONEOK, Inc. (NYSE: OKE), is engaged in intrastate natural gas distribution and transmission, gas processing, gas marketing and oil and gas production. Information is available on the Internet World Wide Web at http://www.oneok.com.

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